UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2008

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2008, Contango Operators, Inc., a wholly-owned subsidiary of Contango Oil & Gas Company (the “Company”), and its partners, Alta Resources, L.L.C., GPM Energy, LLC, MND Partners, L.P. and TePee Petroleum Company, Inc. (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Agreement”) with XTO Energy Inc. (“XTO”), pursuant to which the Sellers agreed to sell the Eastern core of their Arkansas Fayetteville Shale properties comprising approximately 20,000 acres to XTO for $236 million (approximately 11,200 acres, net to the Company, for approximately $128 million). The sale is expected to close in January 2008 and is subject to customary closing conditions and adjustments.

The above description is a summary and is qualified in its entirety by the terms of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

A copy of the press release announcing that the Company had entered into the Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement, dated as of January 4, 2008, by and among XTO Energy Inc. and Contango Operators, Inc., Alta Resources, L.L.C., GPM Energy, LLC, MND Partners, L.P. and TePee Petroleum Company, Inc.

99.1	Press release dated January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: January 10, 2008	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer